Exhibit 10.52

LEASE

THIS LEASE is made and effective as of the 1st day of January, 2010, by and between KVD Enterprises, LLC, an Illinois limited liability company (collectively "Lessor"), and Secure Data Inc., an Illinois corporation ("Lessee").

WHEREAS, Lessor owns certain improved real property located in St. Clair County, Illinois, which is located at 612 Pierce Blvd., O'Fallon, IL 62269 (the "Real Estate"); and

WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Demised Premises (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEMISED PREMISES

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms and conditions hereinafter set forth, the Real Estate consisting of office space of approximately 4,900 sq. feet located at 612 Pierce Blvd., O'Fallon, Illinois 62269, together with the improvements thereon, and any improvements which may hereafter be made to the Real Estate (all of said improvements hereinafter sometimes collectively referred to as the "Improvements"), and all appurtenances, rights, privileges, rights of way and easements thereunto belonging or appertaining (hereinafter collectively referred to as the "Demised Premises").

ARTICLE II

TERM

2.1      Unless terminated earlier as hereinafter provided, the Term of this Lease shall be for an initial period of five (5) years commencing on January 1, 2010 ("Commencement Date") terminating at midnight on December 31, 2014, and, if Lessee so elects, for any additional periods specified in Article 2.2 hereof.

2.2      For purposes of this Lease, whenever the phrase "Lease Term" or the phrase "Term of this Lease" or any similar phrase is used in this Lease, it shall be deemed to include the initial period specified in Article 2.1 hereof, and, any additional periods thereafter as the parties may agree.

2.3      In the event the Lessee terminates the Lease prior to the Term of this Lease, then, in addition to the default provisions set forth in Article XIV herein below, Lessee shall immediately pay to Lessor fifty percent (75%) of the rent that would have been paid had the Lessee remained in possession of the Demised Premises for the full Term of the Lease.

2.4      Should Lessee remain in possession of the Demised Premises after the expiration of the Lease Term, the tenancy under this Lease shall be deemed a tenancy from month to month at a monthly rental equal to one hundred fifty percent (200%) of the rent provided for herein for the last month prior to the expiration of such Term. This Article 2.4 shall not, however, be construed as an authorization for Lessee to hold over after the expiration of the Lease Term.

ARTICLE III

RENT

3.1      For and during the Term of this Lease, Lessee shall pay annual rent to Lessor, without demand, deduction or offset, at the rate set forth in this Article III. Said rent shall be payable at the address set forth beneath Lessor's signature hereto, or at such other address as Lessor may designate by notice to Lessee from time to time, and shall be payable in advance in annual installments on the first (1st) day of each year in cash or by check.

3.2      For the period specified in Article 2.1 hereof, Lessee shall pay rent to Lessor at the rate of:

beginning January 1, 2010 the rent shall be $9791.67 for the first year;
beginning January 1, 2011 the rent shall be $10,085.42 for the second year;
beginning January 1, 2012 the rent shall be $10,387.98 for the third year;
beginning January 1, 2013 the rent shall be $10,699.62 for the fourth year;
beginning January 1, 2014 the rent shall be $11,020.61 for the fifth year.

USE OF DEMISED PREMISES

Lessee may use the Demised Premises as an office building in order to engage in the business related to computer support, development and related businesses, and to transact any lawful business in which Lessee from time to time engages. Lessee shall not do or permit any act or thing with respect to the use or maintenance of the Demised Premises which is contrary to any Legal Requirements or Insurance Requirements. For purposes of this Lease, the term "Legal Requirements" shall mean (i) the provisions of this Lease and all other agreements entered into by Lessee with respect to the Demised Premises and (ii) any law, statute, code, act, zoning requirement, ordinance, order, rule, regulation or other requirement of any governmental authority having jurisdiction, which now or at any time may be applicable to the Demised Premises. For purposes of this Lease, the term "Insurance Requirements" shall mean the provisions of any insurance policy covering or applicable to the Demised Premises or the Improvements, or any part thereof, and all requirements of the issuer of any such policy.

Common Areas. All automobile parking areas, driveways, sidewalks, and other common areas or facilities furnished by Lessor, both inside and outside of the Demised Premises (hereinafter collectively referred to as the "Common Areas"), for the general and non-exclusive use in common of Lessee, its employees, agents, invitees, licensees, visitors, and customers (hereinafter referred to as the "Permitted Users") shall be at all times subject to the exclusive control and management of Lessor, except as provided in Article VIII hereinbelow. During the term of this Lease, Lessee and Lessee's Permitted Users shall be entitled to use the Common Areas.

Unless specifically provided for in this Lease, nothing in this Lease shall be construed as granting to Lessee or its customers, patrons, invitees, visitors, or employees a right to park any cars or other vehicles in any parking facilities in or about the Demised Premises, except on such terms and conditions as such parking facilities shall be available to the general public.

ARTICLE V

WARRANTIES AND REPRESENTATIONS; CONDITION OF
DEMISED PREMISES; ZONING AND PERMITS

5.1                Lessee hereby represents and warrants as follows:

(a)   Lessee is a corporation duly organized and validly existing under the laws of the State of Delaware, doing business in the State of Illinois;

(b)   The execution and delivery of this Lease have been duly authorized by all necessary action on the part of Lessee and its shareholders;

(c)   Lessee has inspected the physical condition of the Demised Premises and expressly agrees to accept the Demised Premises in its "as is" condition. Lessor makes no representations or warranties, express or implied, as to the physical condition of the Demised Premises;

(d)   Lessee acknowledges that it is aware of the present zoning of the Demised Premises and that Lessee's use of the Demised Premises shall at all times constitute a permissible use under said zoning; and

(e)   Lessee shall, at its sole cost and expense, acquire and maintain all permits and authorizations which are necessary to allow the use of the Demised Premises as contemplated in this Lease.

ARTICLE VI

ALTERATIONS, ADDITIONS AND IMPROVEMENTS

6.1      Lessor has consented to the build out and furnishing of the Demised Premises, by Lessee and at the expense of Lessee. Lessee shall not make any further alterations, additions or further improvements to the Demised Premises without the consent of Lessor which shall not be unreasonably withheld.

6.2      Any alterations, additions or further improvements to the Demised Premises consented to by Lessor shall be made upon the following conditions:

(a)   Lessee shall protect, indemnify, save harmless and defend Lessor and the Demised Premises from and against any and all claims, damages, penalties, causes of action, liabilities, obligations, costs and expenses, and including, without limitation, attorney's fees and expenses, imposed upon, incurred by or asserted against Lessor by reason of any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Demised Premises in the process of, or in connection with, such construction. The foregoing indemnity shall specifically apply to those claims asserting negligence on the part of Lessor.

(b)   Lessee shall pay all costs for construction done or caused to be done by Lessee on the Demised Premises, and shall protect, indemnify, save harmless and defend Lessor and the Demised Premises from and against (i) any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, and including, without limitation, attorney's fees and expenses, imposed upon, incurred by or asserted against Lessor with respect to such costs and (ii) all mechanic's liens, materialman's liens and laborer's liens arising from such construction and all attorney's fees and expenses which may be incurred by Lessor in connection with the removal of such liens.

(c)   Lessee shall require Lessee's contractor or contractors to furnish a performance and payment bond or bonds covering the faithful performance and completion of all construction work on the Demised Premises and the payment of all obligations arising in connection therewith. Such bond or bonds shall be in such form and written by such insurance companies as are acceptable to Lessor in Lessor's sole discretion, and shall name Lessor and Lessee as co-obligees thereunder. Lessee shall furnish Lessor with such bond or bonds prior to the commencement of any construction on the Demise Premises. In addition, Lessee shall require Lessee's contractor or contractors to pay any subcontractors or suppliers only in exchange for valid lien waivers.

(d)   Lessee or Lessee's contractors shall perform such construction work in a good and workmanlike manner with the use of first-class materials.

(e)   Lessee or Lessee's contractors shall complete all construction within a reasonable time after Lessor gives its consent to same.

(f)   All construction shall meet all Legal Requirements and Insurance Requirements.

(g)   At all times during construction, Lessee or Lessee's contractors shall keep all portions of the Demised Premises and the Common Areas free from dust, loose dirt, debris and equipment as is reasonable.

ARTICLE VII

TAXES AND UTILITIES

7.1                 Lessee shall promptly pay to the appropriate taxing authorities, when the same become due, all real estate taxes with respect to the Real Estate for periods falling within the Term of this Lease.

7.2      Throughout the Term of this Lease, Lessee shall pay all charges and costs incurred for installation and use in connection with water, gas, electricity, telephone, sewer service, trash collection and all other utilities and services supplied to or for the Demised Premises, and for all tap-in fees, permits, licenses and authorizations in connection therewith. Lessee shall protect, indemnify, save harmless and defend Lessor and the Demises Premises from and against any and all such charges and costs.

ARTICLE VIII

MAINTENANCE AND REPAIRS

8.1      Throughout the term of this Lease, Lessee shall, at Lessee's sole cost and expense, keep and maintain in good order, condition and repair the Demised Premises and every part thereof including, without limitation, the Common Areas, the electrical, plumbing, sewerage, alarm, HVAC and other systems serving the Demised Premises and all glass; provided, however, that all structural repairs to the roof, walls and exterior of the Improvements which are needed during the Term shall be promptly made by Lessor at Lessor's sole cost and expense.

8.2      Notwithstanding any provision of this Article VIII, Lessor shall not be responsible for any structural repairs or replacements which are necessitated by the negligence of Lessee, but the same shall instead be the obligation of Lessee.

8.3                 For purposes of this Article VIII, structural repairs shall be considered "needed" only if the condition of such item or items in need of repair poses a safety or health hazard to occupants of the Improvements, or the condition of the item or items in questions substantially and unreasonably interferes with Lessee's use and enjoyment of the Demised Premises.

8.4      Lessee shall keep all areas outside of the Improvements on the Demised Premises free and clear of all waste, litter, debris and clutter and Lessee shall not store or leave any items of personal property outside of the Improvements.

8.5      Lessor and its authorized representatives shall be entitled to enter onto the Demised Premises at all reasonable times for the purpose of inspecting the same and making any repairs thereto and performing any work thereon as may be necessary due to the Lessee's failure to make such repairs or perform such work, provided Lessor gives notice of the intended entry to Lessee at least twenty-four (24) hours in advance or in the case of an emergency, no prior notice shall be necessary. Nothing herein contained shall be construed as imposing any duty upon Lessor to do any such repair or work, and the performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform the same.

ARTICLE IX

SURRENDER

Upon the termination or expiration of this Lease, Lessee shall surrender to Lessor the Demised Premises in good order, condition and repair, in a broom clean state, reasonable wear and tear excepted.

ARTICLE X

INSURANCE

10.1    (a) Throughout the Term of this Lease, Lessee shall, at Lessee's sole cost and expense, keep the Improvements on the Demised Premises insured against loss or damage by fire and such other risks as are embraced by coverage of the type customarily included in extended coverage endorsements in an amount of not less than the replacement cost of said Improvements.

(b) Throughout the Term of this Lease, Lessee shall, at Lessee's sole cost and expense, keep its inventory, equipment and other personal property which may be located upon the Demised Premises from time to time insured against loss or damage by fire and such other risks as are embraced by coverage of the type customarily included in extended coverage endorsements in an amount of not less than the replacement cost thereof.

10.2    Throughout the Term of this Lease, Lessee shall, at Lessee's sole cost and expense and for the mutual benefit of Lessor and Lessee, as named insureds, maintain general public liability insurance against claims for bodily injury, death and/or property damage occurring on, in or about the Demised Premises, with such insurance to effect protection of not less than One Million Dollars ($1,000,000.00) with respect to injuries suffered by any one person, and not less than Two Million Dollars ($2,000,000.00) with respect to injuries suffered in any one occurrence, and not less than One Hundred Thousand Dollars ($100,000.00) with respect to property damage.

10.3    The policies of insurance described in Sections 10.1(a), 10.1(b) and 10.2 hereof shall be issued by sound and reputable insurance companies reasonably acceptable to Lessor. Upon execution of this Lease, and thereafter, upon Lessor's request from time to time, Lessee shall deliver to Lessor a Certificate of Insurance for each policy or renewal policy required to be carried by Lessee under Sections 10.1(a), 10.1(b) and 10.2 hereof, and each such certificate and insurance policy shall provide that it may not be cancelled or altered without at least thirty (30) days prior written notice to Lessor.

10.4    The policy of liability insurance described in Section 10.2 hereof shall provide for the proceeds thereunder to be payable to or for the benefit of Lessor and Lessee as their respective interests may appear and shall contain an endorsement covering liability assumed by contract in the same policy amounts to assure Lessee's obligations of indemnity set forth in Articles VI and XVIII of this Lease.

10.5    Lessor hereby releases Lessee and Lessee hereby releases Lessor from and against any and all claims, demands, liabilities or obligations whatsoever for damage to the property or loss of rents or profits of either Lessor or Lessee resulting from or in any way connected with any fire or other casualty whether or not such fire or other casualty shall have been caused by the negligence or contributory negligence of either Lessor or Lessee or by any agent, associate or employee of either of them, to the extent that such damage or loss is reimbursed under any insurance policy which at the time of such damage or loss permits waiver of subrogation rights prior to a loss thereunder.

ARTICLE XI

DAMAGE OR DESTRUCTION

11.1    If, during the Term of this Lease, the Improvements on the Demised Premises are damaged by fire or other casualty and such damage renders said Improvements wholly or substantially unfit for Lessee's occupancy, either Lessor or Lessee may elect to terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of such damage or destruction. In the event of such termination (i) Lessee shall be liable for rent hereunder only up to and including the date of such damage or destruction and (ii) Lessor shall be entitled to all insurance proceeds paid on account of such damage or destruction.

11.2    If, during the term of this Lease, the Improvements on the Demised Premises are damaged by fire or other casualty but such damage does not render said Improvements wholly or substantially unfit for Lessee's occupancy, or if neither Lessor nor Lessee terminates this Lease pursuant to Section 11.1 hereof, then this Lease shall remain in full force and effect without abatement of rent and Lessee shall restore said Improvements to significantly the same value, condition and character as before such damage or destruction with all reasonable speed and promptness. If this Lease remains in full force and effect as aforesaid, the proceeds of insurance paid to Lessee on account of such damage or destruction shall be applied by Lessee to the cost of restoring said Improvements.

ARTICLE XII

CONDEMNATION

12.1    If part of the Demised Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose and such taking or condemnation renders the Demised Premises substantially unsuitable for Lessee's business use, then the Term of this Lease and the term and estate hereby granted shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose and without apportionment of the condemnation award. In no event shall Lessee have any right to share in such award or in any judgment for damages caused by such taking.

12.2    If part of the Demised Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose but such taking or condemnation does not render the Demised Premises substantially unsuitable for Lessee's business use, then this Lease shall continue in full force and effect without abatement of rent. However, in the case of a taking described in this Section 12.2, Lessor shall have the right to cancel this Lease by giving written notice thereof to Lessee within thirty (30) days after the possession of the part so taken shall be required for such use or purpose. The Term of this Lease shall end at midnight on the thirtieth (30th) day following the date that Lessor gives a notice to Lessee in accordance with the previous sentence. In no event shall Lessee have any right to share in the condemnation award or in any judgment for damages caused by such taking.

ARTICLE XIII

MORTGAGES, LIENS AND ENCUMBRANCES

Lessee shall have no right to mortgage or otherwise create a security interest in Lessee's interest in this Lease or in the Demised Premises. In addition, Lessee shall not, during the Term of this Lease, create or permit to exist any other liens or encumbrances against the Demised Premises except for liens and encumbrances created by Lessor. Lessee may pledge or lease trade fixtures, equipment and other items which it has the right to remove from the Demised Premises at the termination of this Lease.

ARTICLE XIV

DEFAULT

14.1    In the event that Lessee shall fail or neglect to do or perform any act or thing herein provided for Lessee to be done or performed, and such failure shall continue for ten (10) days after Lessor gives written notice to Lessee specifying the nature of the act or thing to be done or performed, then Lessor may, at Lessor's option, do or perform, or cause to be done or performed, such act or thing, and may enter upon the Demised Premises for such purpose. Upon demand, Lessee shall pay to Lessor the entire cost and expense incurred by Lessor in doing such act or thing, including, without limitation, reasonable attorneys' fees and court costs. Any act or thing done by Lessor pursuant to the provisions of this Section 14.1 shall not be construed as a waiver of any covenant, term or condition herein contained, or of the performance thereof.

14.2    Any of the following events shall be deemed to be a default by Lessee under this Lease;

(a)   If Lessee shall fail to pay, any installment of rent herein reserved or any other amount which Lessee is required to pay hereunder, within ten (10) days after notice from Lessor that Lessee has failed to pay such rent;

(b)   If Lessee shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent or other amount to be paid by Lessee hereunder, and shall not cure such failure within twenty (20) days after Lessor gives written notice thereof to Lessee, or if such failure cannot reasonably be cured within such twenty (20) day period, then if Lessee shall not have commenced to cure such failure within such twenty (20) day period and diligently prosecute same to completion;

(c)   If Lessee shall become insolvent or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

(d)   If Lessee shall file a petition under any section of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or if Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder; or

(e)   If Lessee shall vacate or abandon the Demised Premises during the Term of this Lease.

14.3    Upon the occurrence of a Default by Lessee hereunder, and in addition to any other rights and remedies which Lessor may have by law or otherwise, Lessor shall have the option, in addition to the fifty percent (50%) required payment described in Article 2.3 hereinabove, to pursue any one or more of the following remedies without further notice or demand whatsoever:

(a)   Declare immediately due and payable the entire amount of the rent and additional rent then remaining to be paid under this Lease for the balance of the Term of this Lease.

(b)   Enter upon and take possession of the Demised Premises without terminating this Lease and without relieving Lessee of Lessee's obligation to make the monthly payments of rent hereunder, and expel or remove Lessee and any other person who may be occupying the Demised Premises, or any part thereof, and, at Lessor's election, either remove or distrain for rent any personal property of Lessee located on the Demised Premises, and relet the Demised Premises in the name of Lessor or Lessee at any rental readily obtainable and receive the rent therefor, and if the rent from such reletting exceeds the rental herein reserved, then Lessor will not have to pay Lessee the difference. Lessee shall pay to Lessor, upon Lessor's demand from time to time, the amount by which the rent derived from such reletting is less than the rent and additional rent herein reserved plus the expenses incurred by Lessor with respect to such reletting, including reasonable attorney's fees and brokerage fees, for the remainder of the Term of this Lease.

(c)   Forfeit and terminate this Lease forthwith. In the event of such termination, Lessee shall immediately surrender the Demised Premises to Lessor, and if Lessee fails to do so, Lessor may enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying the Demised Premises, or any part thereof, and, at Lessor's election, either remove or distrain for rent any personal property of Lessee located therein. In the event of forfeiture of this Lease as herein provided, Lessee agrees that any prepaid rent being held by lessor hereunder shall be forfeited to Lessor as liquidated damages for Lessee's default, which liquidated damages shall be in addition to and not in lieu of any unpaid rent or any other damages accruing to Lessor by reason of the violation by Lessee of any of the terms, provisions and covenants of this Lease.

14.4    Any and all of Lessee's property which may be removed from the Demised Premises by Lessor pursuant to the provisions of this Article XIV or by law, may be handled, removed and stored by Lessor at the risk, cost and expense of Lessee; provided, however, that Lessor shall use reasonable care and caution to prevent any damage or loss to such property and in removing and storing such property. Lessee shall pay to Lessor, upon demand, any and all reasonable charges for storage of such property so long as the same shall be in Lessor's control. Any such property of Lessee not removed from the Demised Premises or retaken from storage by Lessee within thirty (30) days after Lessee's right to possession of the Demised Premises has terminated shall be conclusively deemed to have been forever abandoned by Lessee, and shall become the property of Lessor with Lessor given the right to sell or otherwise dispose of such property.

14.5    Upon the occurrence of a default by Lessee, Lessor shall be entitled to recover from Lessee all reasonable costs, charges, expenses and attorney's fees incurred in connection therewith and in connection with Lessor's remedies undertaken on account of such default, whether or not such default is subsequently cured. Any amount which Lessee is required to pay Lessor hereunder shall bear interest at the rate of twelve percent (12%) per annum from the due date of such payment, or from the date of demand for payment when such amount is payable upon Lessor's demand.

ARTICLE XV

QUIET POSSESSION

Except in the case of a condemnation or damage to or destruction of the Demised Premises by fire or other casualty, Lessor hereby covenants that so long as Lessee performs and keeps all of Lessee's obligations under this Lease, Lessee shall have the right to possession of the Demised Premises for the Term of this Lease.

ARTICLE XVI

LESSOR'S AND LESSEE'S PROPERTY

16.1    Upon the expiration of the Lease Term, Lessee shall surrender to Lessor the Demised Premises and Improvements (including any leasehold improvements made by Lessee pursuant to Article VI hereof) in good order, condition and repair, reasonable wear and tear and damage by fire or other casualty excepted, and free and clear of all liens and encumbrances except for liens and encumbrances created by Lessor. In addition, upon such termination, Lessee shall execute and deliver to Lessor such documents as may be necessary and desirable to confirm title to the Improvements in Lessor.

16.2    Upon the expiration of the Lease Term, any of Lessee's trade fixtures, machinery and equipment, furniture and furnishings and other personal property not constituting a part of the Improvements shall remain the property of Lessee, and Lessee shall, if not in default hereunder, be entitled to remove the same or any part thereof to the extent the same may be removed without damaging the Demised Premises or Improvements or with Lessee repairing any damage to the Demised Premises or Improvements occurring incident to such removal. Any such trade fixtures, machinery and equipment, furniture and furnishings and other personal property not removed within thirty (30) days of the expiration of the Lease Term shall be deemed abandoned by Lessee and shall become the sole and absolute property of Lessor. In all events, Lessee shall be liable for any damage to the Demised Premises or Improvements resulting from removal of any personal property belonging to Lessee.

ARTICLE XVII

ASSIGNMENT AND SUBLETTING

Lessee shall not, without Lessor's prior written consent, (i) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it, (ii) allow any transfer thereof by operation of law, (iii) sublet the Demised Premises or any part thereof, or (iv) permit the use or occupancy of the Demised Premises or any part thereof for any purpose other than those to which Lessor has consented under Article IV hereof. Lessor may grant or withhold its consent to any assignment, sublease or use proposed by Lessee in Lessor's sole discretion. Any consent by Lessor to an assignment of this Lease by Lessee or to a subletting of the Demised Premises by Lessee shall not have the effect of releasing Lessee from Lessee's obligations hereunder, which shall continue in full force and effect after any such permitted assignment or subletting.

ARTICLE XVIII

INDEMNIFICATION BY LESSEE

Lessee shall protect, indemnify, save harmless and defend Lessor and the Demised Premises from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, and including, without limitation, attorneys' fees and expenses imposed upon, incurred by or asserted against Lessor or the Demised Premises by reason of (i) any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Demised Premises or adjoining sidewalks or any other matter or thing arising out of the use or occupation of the Demised Premises or caused by the negligence, errors, acts or omissions of Lessee, or of Lessee's agents, contractors or employees or (ii) any failure on the part of Lessee to perform or comply with any of Lessee's obligations under this Lease. The foregoing indemnity shall specifically apply to those claims asserting negligence on the part of Lessor.

ARTICLE XIX

MISCELLANEOUS

19.1    This Lease shall be binding upon and inure to the benefit of Lessor and its successors and assigns and shall be binding upon and inure to the benefit of Lessee and its successors and permitted assigns.

19.2    Whenever the word "Lessor" is used herein, it shall be construed to include the successors and assigns of Lessor, and the word "Lessee" shall be construed to include the successors and permitted assigns of Lessee, and the words Lessor and Lessee shall include the singular and plural, individual or corporation, subject always to the restrictions herein contained as to the subletting or assignment of this Lease; provided, however, that in the event of any sale of the Demised Premises, Lessor shall be relieved of all liability under any of its covenants and obligations contained in this Lease with respect to any act, occurrence or omission occurring after the consummation of such sale, and the purchaser of the Demised Premises shall be deemed, without any further agreement between the parties hereto and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Lessor under this Lease.

19.3    Lessee shall, without charge at any time and from time to time, within ten (10) days after request by Lessor, certify by written instrument, duly executed, acknowledged and delivered:

(a)   That this Lease is unmodified and in full force and effect (or, if there has been modification, that the Lease is in full force and effect as modified and stating the modifications);

(b)   Whether or not there is any existing default in any of Lessor's obligations under the terms of this Lease; and

(c)   The dates, if any, to which the rents and other amounts to be paid hereunder have been paid in advance.

19.4    This Lease may be amended or modified by agreement of the parties hereto. However, no amendment or modification of this Lease shall be effective unless evidenced by an agreement in writing signed by Lessor and Lessee.

19.5    If requested by Lessee, Lessor and Lessee shall execute and record a Memorandum of Lease with respect to this Lease in form and substance satisfactory to Lessor and Lessee. If such a Memorandum of Lease is executed and recorded, then, upon termination of this Lease, Lessee shall execute and deliver to Lessor a release of Lessee's interest in the Demised Premises in recordable form and otherwise in form and substance satisfactory to Lessor.

19.6    No party shall be deemed to have waived any right or remedy hereunder unless such waiver is in writing and signed by the party against whom the waiver is asserted. A waiver on any one occasion shall not be construed as a waiver with respect to any subsequent default of any provision of this Lease, nor shall any delay or omission by either party to seek a remedy for any such default or to exercise a right hereunder be deemed a waiver by such party of such remedy or right.

19.7    If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

19.8    Lessor shall pay and hold Lessee harmless from any and all fees and commissions of brokers hired by Lessor with respect to this Lease. Lessee shall pay and hold Lessor harmless from any and all fees and commissions of brokers hired by Lessee with respect to this Lease.

19.9    This Lease constitutes the entire agreement of Lessor and Lessee with respect to the matters contained herein and supersede all prior oral and written proposals, negotiations, representations, communications and agreements between them.

19.10             Titles to Articles and Sections of this Lease are for convenience of reference only and shall not be used to interpret the provisions hereof.

19.11             All notices or other communications contemplated under this Lease shall be in writing and shall be deemed given to a party when delivered to such party in person or, if mailed, when mailed by certified mail, postage prepaid, to the address set forth beneath such party's signature at the end of this Lease. Either party may at any time change the address to which notices or other communications hereunder shall be sent by giving notice of such change to the other party in accordance with the previous sentence.

19.12             This Lease shall be interpreted in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the day and year first above written.

"LESSOR"

KVD ENTERPRISES, LLC:

By: /s/ Raymond J. Kelly
Raymond J. Kelly, Sole Member
"LESSEE" SECURE DATA INC.	OFFICIAL SEAL WILLIAM A. BOKER JR. Notary Public - State of Illinois My Commission Expires Sep 22, 2012

By: /s/ Raymond J. Kelly
Raymond J. Kelly, President